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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Niska Gas Storage Partners LLC

        We consent to the use of our report with respect to the statement of financial position of Niska Gas Storage Partners LLC as of January 27, 2010 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Calgary, Canada
February 19, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm